EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer
pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Ralph E. Schank, President, Chief Executive Officer and Chief Financial Officer, of St. Joseph Bancorp, Inc. (the “Company”), certifies in his capacity as an officer of the Company that he has reviewed the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and that to the best of his knowledge:

1.	The Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

August 14, 2009	/s/ Ralph E. Schank
Date	Ralph E. Schank
President, Chief Executive Officer and Chief Financial Officer